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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Feldman Mall Properties, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the registration Statement.


                                                                    /s/ KPMG LLP


New York, New York
August 12, 2004